UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     October 13, 2005

DSL.net, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32264	06-1510312
(Commission File Number)	(IRS Employer Identification No.)

545 Long Wharf Drive, 5th Floor
New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

(203) 772-1000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

3.01(a)

On October 13, 2005, DSL.net, Inc. (the “Company”) received a notice from The American Stock Exchange (“Amex”) that the Company’s common stock may not be suitable for auction market trading as a result of its low trading prices over the last six months and advising the Company, in accordance with Section 1003(f)(v) of the Amex Company Guide, that Amex deems it appropriate for the Company to effect a reverse split of its shares to address its trading price within a reasonable amount of time. If the Company does not effect a reverse stock split within a reasonable amount of time, Amex may determine that the Company does not meet Section 1003(f)(v) of the Amex Company Guide and, in such event, the Company would become subject to the Amex delisting procedures.

The Company is currently evaluating various alternatives in response to the Amex request.

The Company’s common stock continues to trade on Amex.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSL.NET, INC.

Date: October 14, 2005
By: /s/ Marc R. Esterman
Name: Marc R. Esterman
Title: V.P. - Corporate Affairs, General Counsel & Secretary